   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 17, 1996


                                                      REGISTRATION NO. 333-14711
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                       SECURITIES AND EXCHANGE COMMISSION


                                AMENDMENT NO. 4


                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              THE SHAW GROUP INC.
             (Exact name of registrant as specified in its charter)

                  LOUISIANA                                       72-1106167
        (State or other jurisdiction                           (I.R.S. Employer
      of incorporation or organization)                       Identification No.)
        11100 MEAD ROAD, SECOND FLOOR                         J. M. BERNHARD, JR.
        BATON ROUGE, LOUISIANA 70816                          THE SHAW GROUP INC.
               (504) 296-1140                            11100 MEAD ROAD, SECOND FLOOR
 (Address, including zip code, and telephone             BATON ROUGE, LOUISIANA 70816
number, including area code, of registrant's                    (504) 296-1140
        principal executive offices)                (Name, address, including zip code, and
                                                    telephone number, including area code,
                                                             of agent for service)
                                          Copies to:
             ROBERT F. GRAY, JR.                               DEREK R. MCCLAIN
         FULBRIGHT & JAWORSKI L.L.P.                        VINSON & ELKINS L.L.P.
          1301 MCKINNEY, SUITE 5100                      2001 ROSS AVENUE, SUITE 3700
          HOUSTON, TEXAS 77010-3095                        DALLAS, TEXAS 75201-2916
               (713) 651-5151                                   (214) 220-7700

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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


                                EXPLANATORY NOTE



     The Shaw Group Inc. has prepared this Amendment No. 4 for the purpose of filing with the Securities and Exchange Commission certain exhibits to the Registration Statement. Amendment No. 4 does not modify any provision of the Prospectus included in the Registration Statement; accordingly, such Prospectus has not been included herein.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with this Offering are:

    Securities and Exchange Commission Registration Fee.......................  $ 26,889
    NASD Filing Fee...........................................................     9,374
    NYSE Listing Fee..........................................................     7,000
    Legal Fees and Expenses...................................................   100,000*
    Accounting Fees and Expenses..............................................   150,000*
    Blue Sky Fees and Expenses (including legal fees).........................     5,000*
    Printing Expenses.........................................................   150,000*
    Transfer Agent and Registrar Fees.........................................    15,000*
    Miscellaneous.............................................................   136,737*
                                                                                ----------
              TOTAL...........................................................  $600,000*
                                                                                ==========

---------------

* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 83 of the Louisiana Business Corporation Law (the "LBCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise. The indemnity may include expenses, including attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 83 of the LBCL further provides that a Louisiana corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions except that no indemnification is permitted without judicial approval if the director or officer shall have been adjudged to be liable for willful or intentional misconduct in the performance of his duty to the corporation. Where an officer or director is successful on the merits or otherwise in any defense of any action referred to above or any claim therein, the corporation must indemnify him against such expenses that such officer or director actually incurred. Section 83 of the LBCL permits a corporation to pay expenses incurred by the officer or director in defending an action, suit or proceeding in advance of the final disposition thereof if approved by the board of directors.

     Pursuant to Section 83 of the LBCL, the Company has adopted provisions in its Restated Articles of Incorporation which require the Company to indemnify its directors and officers to the fullest extent permitted by the LBCL.

     The Company has entered into indemnification agreements with its directors and certain of its officers which provide that the Company will, if certain conditions are met and the director or officer acted in accordance with the applicable standards and subject to certain procedures and exceptions, indemnify such persons for claims, judgments and related expenses resulting from their service on behalf of the Company and its affiliated entities in any pending, threatened or completed action, suit or proceeding, whether civil, administrative or criminal, except where (i) the Company is prohibited by law from providing such indemnification; (ii) payment of the indemnification amounts has been made under an insurance policy; or

(iii) the director or officer gained a personal profit to which he or she was not legally entitled including profits arising from the violation of certain securities laws.

ITEM 16. EXHIBITS.


         *1.1        -- Form of Underwriting Agreement.
        **2.1        -- Plan and Agreement of Merger dated as of August 5, 1996, as amended, among the shareholders of NAPTech, Inc., NAPTech, Inc., The Shaw
                        Group Inc. and SAON, Inc.
          4.1        -- Form of Common Stock Certificate (incorporated by reference to the
                        Company's Registration Statement on Form S-1 filed October 22, 1993, as amended (Registration No. 33-70722)).
         *5.1        -- Opinion of Kantrow, Spaht, Weaver & Blitzer (A Professional Law
                        Corporation).
        *23.1        -- Consent of Kantrow, Spaht, Weaver & Blitzer (A Professional Law
                        Corporation) (included in Exhibit 5.1).
       **23.2        -- Consent of Arthur Andersen LLP.
       **23.3        -- Consent of Hannis T. Bourgeois & Co., L.L.P.
       **24.1        -- Powers of Attorney from certain members of the Board of Directors of the Company.
       **27.1        -- Financial Data Schedule.


---------------

* Filed herewith.

** Previously filed.


     As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreement to the Commission upon request.


ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Securities Act or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on December 16, 1996.


                                            THE SHAW GROUP INC.

                                            By:     /s/  BRET M. TALBOT
                                                --------------------------------
                                                         Bret M. Talbot
                                                Vice President, Chief Financial
                                                Officer, Treasurer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                TITLE                       DATE
-------------------------------------------     ---------------------------    ------------------
                     *                          President, Chief Executive       December 16, 1996
-------------------------------------------       Officer and Director
             J. M. Bernhard, Jr.                  (Principal Executive
                                                  Officer)

          /s/  BRET M. TALBOT                   Vice President, Chief            December 16, 1996
-------------------------------------------       Financial Officer,
               Bret M. Talbot                     Treasurer and Director
                                                  (Principal Financial and
                                                  Accounting Officer)

                     *                          Vice President, Chief            December 16, 1996
-------------------------------------------       Operating Officer and
             George R. Shepherd                   Director

                     *                          Chairman of Alloy Piping         December 16, 1996
-------------------------------------------       Products, Inc. and
             R. Dale Brown, Sr.                   Director

                     *                          President of Fronek Company      December 16, 1996
-------------------------------------------       Inc. and F.C.I. Pipe
                Frank Fronek                      Support Sales and Director


                     *                          Director                         December 16, 1996
-------------------------------------------
               L. Lane Grigsby

                     *                          Director                         December 16, 1996
-------------------------------------------
               David W. Hoyle

                     *                          Director                         December 16, 1996
-------------------------------------------
              Albert McAlister

                     *                         Director                         December 16, 1996
-------------------------------------------
            John W. Sinders, Jr.

*By:       /s/ BRET M. TALBOT                                                    December 16, 1996
    ---------------------------------------
               Bret M. Talbot
              Attorney-in-Fact

                               INDEX TO EXHIBITS


         *1.1        -- Form of Underwriting Agreement.
        **2.1        -- Plan and Agreement of Merger dated as of August 5, 1996, as amended, among the shareholders of NAPTech, Inc., NAPTech, Inc., The Shaw
                        Group Inc. and SAON, Inc.
          4.1        -- Form of Common Stock Certificate (incorporated by reference to the
                        Company's Registration Statement on Form S-1 filed October 22, 1993, as amended (Registration No. 33-70722)).
         *5.1        -- Opinion of Kantrow, Spaht, Weaver & Blitzer (A Professional Law
                        Corporation).
        *23.1        -- Consent of Kantrow, Spaht, Weaver & Blitzer (A Professional Law
                        Corporation). (included in Exhibit 5.1).
       **23.2        -- Consent of Arthur Andersen LLP.
       **23.3        -- Consent of Hannis T. Bourgeois & Co., L.L.P.
       **24.1        -- Powers of Attorney from certain members of the Board of Directors of the Company.
       **27.1        -- Financial Data Schedule.


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 * Filed herewith.


** Previously filed.